UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The materials in this Schedule 14A are being filed by Daktronics, Inc. (the “Company”) as part of the Company’s solicitation of proxies from its shareholders in connection with a special meeting of shareholders to consider and vote upon a proposal to change the Company’s jurisdiction of incorporation from South Dakota to Delaware (the “Special Meeting”).

Town Hall Materials

On January 21, 2025, the following presentation materials were made available to the employees of the Company on the Company’s internal website:

On January 21, 2025, the Company posted a recorded town hall video for its employees (the “Town Hall Video”) on the Company’s internal website. The following is a transcript of the Town Hall Video:

Reece Kurtenbach:
Hello everyone and welcome to the Special Town hall of 21 January 2025.

As always, our town halls contain confidential information. Be careful how you use or share this information outside of Daktronics.

The reason for today's special town hall is we issued a press release earlier this morning announcing we are taking steps to change our jurisdiction of incorporation from South Dakota to Delaware.

I'm taking a few minutes to try to explain to you why we're really making this change. And most importantly, we have called South Dakota our home since our inception in 1968. And what this is not, is a change of our home. We will continue to remain in South Dakota. Your employment and how you do your work will not change as part of this work we're doing to reincorporate.

What is Reincorporation? A company's state of incorporation or the state of legal domicile is where the company's formation documents are filed and that also determines the state law that governs things like our shareholders and the company's board of directors.

Reincorporation is the legal process of moving from our current state of incorporation to another state; therefore, changing the company's legal jurisdiction. To be clear, once again, our corporate headquarters will remain in South Dakota. We will still call South Dakota our home and we are not planning to have facilities in Delaware or add employees in Delaware.

So why Delaware? Why did we choose this state? As our business continues to evolve, we recognize the importance of advancing our governance framework to ensure it reflects the needs of the company, serves the interest of all shareholders, and supports our future growth and long-term value initiatives.

Delaware's corporate law is very well understood, clear, and predictable, and provides strong shareholder rights and protections making it the legal domicile of choice for more than 60% of the companies in the Russell 3000 index.

We believe changing our legal domicile – without making any other structural changes to our company, our employee base, the facilities, operations, or commitments to our communities or our customers – will support our ongoing business transformation plan and enable us to enhance shareholder’s rights, while ensuring that we continue to benefit from the things that have made us world leaders, including us, the employees of Daktronics, and the talent, hard work, and dedication our teams exhibit each week.

So, will this decision impact how we do our business? And once again, no. I want to again be clear that while our legal jurisdiction may change, where we call our home will not. Our corporate headquarters, along with our important manufacturing, engineering, sales, and service facilities and our employees that are working in South Dakota, will remain in South Dakota.

Our strategy and business improvement initiatives will remain the same and it will continue to be a business as usual as we move through this process.

So, as I reflect on this announcement and all the things that might be going through people's minds, I imagine that there are questions that many of you may have, so possibly we've captured those here on this page. One question might be what will this change mean for me? This change will need to be voted on by our shareholders and should we receive shareholder support for reincorporation, reincorporation will not have an impact on our employees, our contractors, our suppliers, our vendors. We will continue to do business as usual here at Daktronics.

Another question might be, will this change impact my job, my team, my function, or my group? Again, the answer is no. As already mentioned, while our legal jurisdiction may change, our home will not. Nor will our jobs.

Another possible question – will this impact the amount of taxes or how Daktronics pays taxes? No, the amount and way we pay our taxes will stay the same as well.

And finally, who should I contact if I have additional questions? In this case due to the nature of this change, I would invite you to reach out directly to Carla Gatzke or Sheila Anderson for any questions you might have outside of what we've addressed here.

I appreciate all that you and the teams of Daktronics do, and I look forward to working with all of you as we continue to strive to be the world leader at informing and entertaining audiences through dynamic audio-visual communication systems.

Thank you all. Bye bye.

Posts to Social Media Websites

On January 21, 2025, the Company posted certain communications on various social media platforms (the “Social Media Communications”). The Social Media Communications, which appear below, are being filed herewith because they may be deemed to be solicitation materials in connection with the Company’s solicitation of proxies for the Special Meeting. The Company may repost the Social Media Communications from time to time on the above-referenced social media websites or other websites.

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Safe Harbor Statement

Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act. These forward-looking statements reflect the Company's expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectations, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts and orders, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation, and other risks described in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for its 2024 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Important Additional Information

The Company intends to file a definitive proxy statement (the “Proxy Statement”) and a proxy card with the SEC in connection with the solicitation of proxies for the Special Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investor.daktronics.com/.
Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on January 21, 2025 and available here.